Exhibit 99.1

San Juan Basin Royalty Trust

News Release

Compass Bank, Trustee

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

San Juan Basin Royalty Trust

Declares Monthly Cash Distribution

FORT WORTH, Texas, November 22, 2013 – Compass Bank (the “Trustee”) as Trustee of the San Juan Basin Royalty Trust (NYSE:SJT) (the “Trust”), today announced that it has received additional information from Burlington Resources Oil & Gas Company LP (“Burlington”) regarding the content of the Trust’s news release issued on November 18, 2013.

For the months of April 2013 to October 2013, Burlington caused production volumes to be overstated by a total of 1,314,555 Mcf (1,608,598 MMBtu) due to a workpaper formulation error. The November distribution reflects a volume adjustment to correct the overstated production volumes. Burlington indicated this was a volume-only adjustment which did not impact the distribution amount. However, it did affect the volumes reported and therefore, the calculation of the average price per Mcf and MMBtu. Following the downward adjustment, the gas production volumes reported in November 2013 totaled 1,345,023 Mcf (1,300,953 MMBtu.)

The average monthly gas price Burlington reports to the Trust is a calculated price. It is determined by dividing gross monthly revenue by production volume, and it does not represent an average of actual sales prices. Because the production volume number used in the calculation reported in November was reduced by 1,314,555 Mcf, the resulting average sales price calculated to an inordinately high $7.62 per Mcf ($7.88 per MMBtu).

Burlington’s summary of the reported volumes and prices, as corrected, is as follows:

	MCFs	MCFs/Per Day	MCF Price	MMBTUs	MMBTU/Day	MMBTU Price
Distribution Month:

April - Reported	2,475,083	88,396	$3.26	2,726,397	97,371	$2.96
April - Corrected	2,304,419	82,301	$3.51	2,517,531	89,912	$3.21

May - Reported	2,955,797	95,348	$3.32	3,259,832	105,156	$3.01
May - Corrected	2,766,569	89,244	$3.55	3,028,013	97,678	$3.25

June - Reported	2,938,341	97,945	$3.66	3,229,404	107,647	$3.33
June - Corrected	2,749,985	91,666	$3.91	2,999,765	99,992	$3.59

July - Reported	2,983,789	96,251	$3.75	3,273,998	105,613	$3.42
July - Corrected	2,804,213	90,458	$3.99	3,054,370	98,528	$3.66

August - Reported	2,887,968	96,266	$3.72	3,186,342	106,211	$3.37
August - Corrected	2,696,032	89,868	$3.98	2,951,342	98,378	$3.64

September - Reported	2,949,189	95,135	$3.45	3,255,683	105,022	$3.12
September - Corrected	2,751,286	88,751	$3.70	3,013,334	97,204	$3.37

October - Reported	2,960,867	95,512	$3.46	3,258,224	105,104	$3.15
October - Corrected	2,763,975	89,160	$3.71	3,016,927	97,320	$3.40

Burlington indicates it has implemented additional procedures to their process to eliminate the possibility of a similar error occurring in the future. The Trust’s external compliance auditors have been consulted and will be reviewing Burlington’s revised calculations on behalf of the Trust.

Capital drilling costs reported in November 2013 were $-150,882. Burlington stated that the negative capital cost number is the result of an adjustment due to an error in capital cost allocation for a specific well. The entire cost of the well was included in calculating royalty income distributed to the Trust, but 25% should have been charged to others. The Trust received a credit to capital costs to correct that error, which credit exceeded the other capital costs properly charged to the Trust for the month.

Except for historical information contained in this news release, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of San Juan Basin Royalty Trust are subject to a number of risks and uncertainties that may cause actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, governmental regulation or action, litigation, and uncertainties about estimates of reserves. These and other risks are described in the Trust’s reports and other filings with the Securities and Exchange Commission.

Contact:	San Juan Basin Royalty Trust
Compass Bank
Lee Ann Anderson, Vice President & Senior Trust Officer
Kaye Wilke, Investor Relations, toll-free: (866) 809-4553

	Fax:	(817) 735-0936
	Website:	www.sjbrt.com
	e-mail:	sjt@compassbank.com